SECURITIES TRADING POLICY REVISED AUGUST 24, 2023 Exhibit 19

Page 2 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY GROCERY OUTLET HOLDING CORP. SECURITIES TRADING POLICY This Securities Trading Policy (“Policy”) contains the following sections: 1.0 GENERAL ......................................................................................................................... 3 2.0 DEFINITIONS ................................................................................................................... 4 3.0 STATEMENT OF POLICY ................................................................................................ 6 4.0 CERTAIN EXCEPTIONS .................................................................................................. 8 5.0 PRE-CLEARANCE OF TRADES AND OTHER PROCEDURES ...................................... 8 6.0 10B5-1 PLANS ................................................................................................................ 10 7.0 POTENTIAL CRIMINAL AND CIVIL LIABILITY AND/OR DISCIPLINARY ACTION ........................................................................................................................................ 11 8.0 BROKER REQUIREMENTS FOR SECTION 16 PERSONS .......................................... 12 9.0 CONFIDENTIALITY ........................................................................................................ 13 10.0 LEGAL EFFECT OF THIS POLICY ................................................................................ 13

Page 3 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY 1.0 GENERAL Section 1.1 Covered Persons. The following persons must, at all times, comply with the securities laws of the United States and all applicable jurisdictions: • Grocery Outlet Holding Corp. and its subsidiaries (collectively, the “Company”); • their directors, officers and employees (collectively, “Grocery Outlet Personnel”); • any person who lives in the household of Grocery Outlet Personnel whether or not a family member; • any family members of Grocery Outlet Personnel who do not live in their household but whose transactions in Company securities are directed by or subject to the influence or control of Grocery Outlet Personnel (e.g., parents or children who consult with Grocery Outlet Personnel before they trade in Company securities); and • any trusts, corporations and other entities controlled by any of such persons. Such persons and entities, collectively with the Grocery Outlet Personnel, are referred to as “Insiders” or “you” throughout this Policy. Section 1.2 Company Policy. Federal securities laws prohibit trading in the securities of a company on the basis of “inside” information. These transactions are commonly known as “insider trading”. It is also illegal to recommend to others (commonly called “tipping”) that they trade or retain the securities to which such inside information relates or disclose such inside information to another person who then trades in the securities. Anyone violating these laws, including a person illegally trading or who tips inside information to others, is subject to personal liability and could face criminal penalties, including a prison term. The Company and Controlling Persons (as defined in Section 7.2) also can be held liable if they fail to take reasonable steps to prevent insider trading. Accordingly, the Company has an interest in deterring insider trading by Insiders. In the normal course of business, Grocery Outlet Personnel may come into possession of inside information concerning the Company, including, but not limited to, financial information not previously made public, a material contract, transactions in which the Company proposes to engage or other entities with which the Company does business. Therefore, the Company has established this Policy with respect to trading in its securities or securities of another company. Any violation of this Policy could subject you to disciplinary action, up to and including termination. See Section 7.0. This Policy concerns compliance as it pertains to the disclosure of inside information regarding the Company or another company and to trading in securities while in possession of such inside information. In addition to requiring that Insiders comply with the letter of the law, it is the Company’s policy that Insiders exercise judgment so as to also comply with the spirit of the law and avoid even the appearance of impropriety.

Page 4 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY This Policy is intended to protect Insiders and the Company from insider trading violations. However, the matters set forth in this Policy are guidelines only and are not intended to replace your responsibility to understand and comply with the legal prohibition on insider trading. Appropriate judgment should be exercised in connection with all securities trading. If you have specific questions regarding this Policy or applicable law, please contact the General Counsel. 2.0 DEFINITIONS Section 2.1 Material. Information is generally considered “material” if a reasonable investor would consider it important in deciding whether to buy, sell or hold a security. The information may concern the Company or another company and may be positive or negative. In addition, it should be emphasized that material information does not have to relate to a company’s business; for example, information about the contents of a forthcoming publication in the financial press that is expected to affect the market price of a security could be material. Employees should assume that information that would affect their consideration of whether to trade, or which might tend to influence the price of the security, is material. Examples of material information could include, but are not limited to: • dividend information; • earnings results, estimates and guidance on earnings, changes in previously released earnings results, estimates or guidance, and confirmation of previously released estimates or guidance; • a significant merger, acquisition or divestiture proposal or agreement, whether the closing conditions to such agreement will be satisfied and the timing of completing such transaction; • investments, joint ventures or changes in assets; • financings and other events involving the Company’s securities (e.g., public or private sales by the Company, its senior management or significant securityholders, calls of securities for redemption, share repurchase plans, stock splits, and changes to the rights of securityholders); • acquisition of, refinancing or repayment of significant debts or defaults on debt; • developments regarding lines of business and significant suppliers, vendors, partnerships and properties, including the acquisition or loss of an important contract or relationship; • changes in control of the Company; • changes in senior management; • a significant disruption in the Company’s operations or loss, potential loss, breach or unauthorized access of its property or assets (such as ransomware, data breach or other cybersecurity incidents), including its facilities, data and information technology infrastructure; • information concerning the Company’s share repurchase programs, including the initial adoption of, amendment to or termination of an authorized repurchase program (including the terms thereof) or any related

Page 5 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY Rule 10b5-1 trading plans, and any trading instructions provided to a broker (whether pursuant to a plan or otherwise); • significant changes in compensation policy or the results of performance- based compensation plans; • significant financial statement impairment and write-offs; • changes in auditors; • significant litigation or governmental investigations; and • layoffs, bankruptcy, corporate restructuring or receivership. Information that something is likely to happen or even just that it may happen can be material. Courts often resolve close cases in favor of finding the information to be material. Therefore, Insiders should err on the side of caution. Insiders should keep in mind that the Securities and Exchange Commission’s (“SEC”) rules and regulations provide that the mere fact that a person is aware of the information is a bar to trading. It is no excuse that such person’s reasons for trading were not based on the information. Section 2.2 Non-Public Information. For the purpose of this Policy, information is “Non-Public Information” until three criteria have been satisfied: First, the information must have been widely disseminated. Insiders should assume that information has NOT been widely disseminated unless one or more of the following has occurred: • it has been carried in a “financial” news service such as the Dow Jones Broad Tape; • it has been carried in a “general” news service such as the Associated Press; • it has been disclosed in a press release distributed through a widely circulated news or wire service such as Globe Newswire; • it has been carried by a national television news service; and/or • it has appeared in a publicly available filing with the SEC. Second, the information disseminated must be some form of “official” announcement by the Company or an authorized representative. In other words, the fact that rumors, speculation, or statements attributed to unidentified sources are public is insufficient to be considered widely disseminated even when the information is accurate. Third, after the information has been disseminated, a period of time must pass sufficient for the information to be assimilated by the general public. As a general rule, at least one trading day on The Nasdaq Global Select Market must elapse since the wide dissemination of information for that information to be considered assimilated by the general public. Section 2.3 Security or Securities. The term “security” or “securities” is defined very broadly by the securities laws and includes stock (common and preferred), stock options, warrants,

Page 6 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY bonds, notes, debentures, convertible instruments, put or call options (i.e., exchange- traded options) or other similar instruments. Section 2.4 Trade, Trading or Transaction. The term “trade,” “trading” or “transaction” means broadly any purchase, sale or other transaction to acquire, transfer or dispose of securities, including gifts of securities, loans of securities, exercises of stock options or other convertible securities (whether cashless or otherwise), sales of stock acquired upon the exercise of options, trades made under an employee benefit plan such as a 401(k) plan and contributions to a trust or other transfers, whether the transaction is for the individual’s own account, one over which he or she exercises control or one in which he or she has a beneficial interest. Certain of the foregoing transactions are subject to exceptions noted in Section 4.0. 3.0 STATEMENT OF POLICY Section 3.1 Trading in Company Securities. No Insider may trade the Company’s securities at any time when the Insider has Material Non-Public Information concerning the Company. Section 3.2 Trading in the Securities of Other Companies. From time to time, Insiders may obtain information about other companies as a result of the Insider’s employment or relationship to the Company. No Insider may trade securities of another company at any time when the Insider has Material Non-Public Information about that company, including, without limitation, any of our suppliers or vendors. Section 3.3 Tipping. No Insider may tip Material Non-Public Information to any other person (including other Insiders), and no Insider may make trade recommendations on the basis of Material Non-Public Information. In addition, Insiders should take care before trading on the recommendation of others (including but not limited to, Company suppliers and vendors) to ensure that the recommendation is not the result of an illegal “tip”. Section 3.4 Public Comment. No Insider who receives or has access to the Company’s Material Non- Public Information may comment on stock price movements or rumors of other corporate developments (including discussions on social media, blogs or online comment forums) that are of possible significance to the investing public unless it is part of the Insider’s job (such as senior management of the Investor Relations Department) or the Insider has been specifically authorized by the Chief Executive Officer or Chief Financial Officer in each instance. If you do comment on stock price movements or rumors or disclose Material Non-Public Information to a third party you must contact the General Counsel immediately. Section 3.5

Page 7 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY Responding to Rumors. In addition, Insiders (other than the Chief Executive Officer, the Chief Financial Officer or senior management of the Investor Relations Department) should not respond to inquiries and/or rumors concerning the Company’s affairs. If you receive inquiries concerning the Company from the media or inquiries from securities analysts or other members of the financial community, you should refer such inquiries, without comment, to the Chief Financial Officer or the Investor Relations Department, who will determine whether and how the Company should respond. Section 3.6 Window Periods. With certain exceptions specified in Section 4.0, Insiders may only trade in the Company’s securities during the four “Window Periods” that occur each fiscal year. Certain Insiders must also receive pre-approval prior to any transaction. See Section 5.0. Section 3.7 No Hedging, Short Sales, or Speculative Transactions; No Margin Accounts, or Pledging. No Insider, whether or not he or she possesses Material Non-Public Information, may trade in options, warrants, puts and calls, equity swaps, collars, exchange funds, pre-paid forward contracts or similar instruments or otherwise engage in any hedging or monetization transactions on the Company’s securities or sell such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery). Such activities may put the personal gain of the Insider in conflict with the best interests of the Company and its securityholders or otherwise give the appearance of impropriety. In addition, Section 16(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prohibits officers and directors from engaging in short sales. Securities purchased on margin may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities held in an account which may be borrowed against or are otherwise pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Accordingly, if you purchase securities on margin or pledge them as collateral for a loan, a margin sale or foreclosure sale may occur at a time when you are aware of Material Non-Public Information or otherwise are not permitted to trade in our securities. The sale, even though not initiated at your request, is still a sale for your benefit and may subject you to liability under the insider trading rules if made at a time when you are aware of Material Non- Public Information. Similar cautions apply to a bank or other loans for which you have pledged stock as collateral. Therefore, no Grocery Outlet Personnel, whether or not in possession of Material Non- Public Information, may purchase the Company’s securities on margin, or borrow against any account in which the Company’s securities are held, or pledge the Company’s securities as collateral for a loan. Section 3.8 Post-Termination Transactions. For all Insiders who terminate employment with the Company during a closed Window Period, this Policy continues in effect until the opening of the first Window Period after termination of employment or other relationship with the Company. For all Insiders who terminate employment or other relationship with the Company during an open Window Period, the Company’s Window Periods will no longer

Page 8 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY be applicable. Notwithstanding the foregoing, the pre-clearance requirements set forth in Section 5.0 continue to apply to Permanent Restricted Persons for 90 days after the termination of their status as a Permanent Restricted Person. See Section 5.3. Notwithstanding the foregoing, if an Insider is in possession of Material Non-Public Information when such Insider’s employment or other relationship with the Company terminates, such Insider may not trade in securities of the Company or the applicable other company until that information has become public or is no longer material. 4.0 CERTAIN EXCEPTIONS The prohibition on trading in the Company’s securities set forth in Section 3.0 above does not apply to: • sales by Insiders in connection with a registered primary or secondary underwritten offering of the Company; • certain trust and estate transactions, subject to the consent of the General Counsel; • the exercise of stock options under our stock plans in a cashless exercise with the Company or an exercise for cash, or the vesting of restricted stock or restricted stock units (performance-based or otherwise) and Company withholding of securities to satisfy tax requirements upon vesting; however, trading any such stock acquired upon such exercise or vesting or as part of a broker-assisted cashless exercise of a stock option is subject to this Policy; • the exercise of a tax withholding right pursuant to which you elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements or the sale of stock mandated by the Company in order to satisfy tax withholding obligations upon the vesting of any restricted stock or restricted stock units; • the execution of transactions pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act and which has been approved by the Company. See Section 6.1; and • the purchase of stock through the Company’s 401(k) plan through regular payroll deductions; however, the sale of any such stock, the election to transfer funds into or out of, or to borrow money against or prepay a loan with respect to amounts invested in, the stock fund, and the election to increase or decrease the percentage of your periodic contributions that will be allocated to the stock fund, are subject to this Policy. 5.0 PRE-CLEARANCE OF TRADES AND OTHER PROCEDURES Section 5.1 Applicability. Members of the Board of Directors of Grocery Outlet Holding Corp. (the “Board”), executive officers of Grocery Outlet Holding Corp., other Section 16 officers (as designated by the Board) of Grocery Outlet Holding Corp. (collectively, “Section 16 Persons”), household and immediate family members of any of such persons and trusts, corporations and other entities controlled by any of such persons (collectively, “Permanent Restricted Persons”) as well as certain other persons described in Section 5.2 must obtain the advance approval of the General Counsel or his or her designees in accordance with Section 5.3 before effecting transactions in the Company’s securities. The General

Page 9 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY Counsel must obtain the advance approval of the Chief Financial Officer or his or her designees in accordance with Section 5.3 before effecting transactions in the Company’s securities. Section 5.2 Other Restricted Persons. From time to time, the Company may notify persons other than Permanent Restricted Persons that they are subject to the pre-clearance requirements set forth in Section 5.3 if the Company believes that, in the normal course of their duties, they are likely to have regular access to Material Non-Public Information (“Other Restricted Persons”). Examples of such persons include members of the finance, legal, and strategy departments and their households (regardless of whether or not a family member), and any of their family members who do not live in their household but whose transactions in Company securities they direct, influence, or control, and trusts, corporations and other entities controlled by any of such persons. Occasionally, certain individuals may have access to Material Non-Public Information for a limited period of time. During such a period, such persons may be notified that they are also Other Restricted Persons who will be subject to the pre-clearance requirements set forth in Section 5.3. Section 5.3 Procedures. Permanent Restricted Persons and Other Restricted Persons must submit a request in writing for pre-clearance to the General Counsel at least two business days in advance of any proposed transaction using the form provided by the General Counsel. Approval for transactions in the Company’s securities will generally be granted only during a Window Period (described in Section 5.4 below) and the transaction may only be performed during the Window Period in which the approval was granted. Permanent Restricted Persons must comply with these pre-clearance requirements for 90 days after the termination of their status as a Permanent Restricted Person. Section 5.4 Window Periods. The Company has established four “windows” of time during the fiscal year during which Insiders will be permitted to trade (“Window Periods”). Each Window Period begins after the completion of one full trading day on The Nasdaq Global Select Market after the Company makes a public news release of its quarterly or annual earnings for the prior fiscal quarter or year. That same Window Period closes prior to the opening of trading (if applicable) on the day that begins the one full calendar week period prior to the close of the current fiscal quarter. After the close of the Window Period, Insiders may not purchase, sell or otherwise dispose of any of the Company’s securities. Pre-clearance requests for Permanent Restricted Persons and Other Restricted Persons may be approved only during the Window Periods. You should consult the General Counsel whenever you are in doubt. Section 5.5 Suspension of Trading. In connection with the Company’s (i) adoption of, a material amendment to or termination of an authorized share repurchase program or a Company Rule 10b5-1 trading plan, or (ii) trading instructions to a broker to transact in the Company’s securities (pursuant to a plan or otherwise), the General Counsel will consider whether to close a trading window period for one or more Permanent Restricted Persons

Page 10 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY on a facts-and-circumstances basis, including evaluating the general considerations utilized for any potential material non-public information. Particular to these matters, the General Counsel will consider, among other things, the public information available regarding the Company’s share repurchase program, any applicable Company Rule 10b5-1 trading plan, the current and recent historical trading volumes of the Company’s common stock, the potential size and timing of the Company’s share repurchases and the potential size and timing of the applicable Permanent Restricted Persons’ transactions. Additionally, from time to time, the Company may require that Permanent Restricted Persons, Other Restricted Persons, selected employees and/or others suspend trading in the Company’s securities because of developments that have not yet been disclosed to the public. All those affected shall not trade in our securities while the suspension is in effect, and shall not disclose to others that we have suspended trading for certain individuals. Though these “blackouts” generally will arise because the Company is involved in a highly- sensitive transaction, they may be declared for any reason. If the Company declares a blackout to which you are subject, a member of the legal department will notify you when the blackout begins and when it ends. The Company’s delivery or nondelivery of any notifications (or other communication) does not relieve you of your obligation to only trade in the Company’s securities in full compliance with this Policy. Section 5.6 Notification of Window Periods. In order to assist you in complying with this Policy, the Company will deliver an e-mail (or other communication) notifying all Insiders when the Window Period has opened and when the Window Period is about to close. The Company’s delivery or nondelivery of these e-mails (or other communication) does not relieve you of your obligation to only trade in the Company’s securities in full compliance with this Policy. 6.0 10B5-1 PLANS Section 6.1 10b5-1 Trading Plans. A 10b5-1 trading plan is a binding, written contract between you and your broker that specifies the price, amount, and date of trades to be executed in your account in the future, or provides a formula or mechanism that your broker will follow. A 10b5-1 trading plan can only be established when you do not possess Material Non-Public Information. Therefore, Insiders cannot enter into these plans at any time when in possession of Material Non-Public Information and cannot enter into these plans outside Window Periods. A 10b5-1 trading plan must not permit you to exercise any subsequent influence over how, when or whether the trades are made and must comply with all other applicable requirements of Rule 105b-1 under the Exchange Act, including, without limitation, requirements related to (i) minimum cooling off periods (between when the plan is entered into and when trading can commence under the plan), (ii) representations of directors and officers, (iii) good-faith requirements, (iv) prohibitions on multiple overlapping plans and (v) limitations on single-trade plans; provided, however, that it is the Company’s policy to apply the cooling off period required for directors and officers under such rule to 10b5-1 trading plans entered into by other Insiders. You may have an affirmative defense against any claim by the SEC against you for insider trading if your trade was made under a 10b5-1 trading plan that complied with all of the

Page 11 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY applicable requirements of Rule 10b5-1 under the Exchange Act, which are very complex. You should consult with your legal advisor before proceeding. Each Insider must submit a request in writing for pre-clearance to the General Counsel of such person’s proposed 10b5-1 trading plan at least five business days in advance of the anticipated establishment of such plan. The Company reserves the right to withhold pre- clearance of any 10b5-1 trading plan that the Company determines is not consistent with the rules regarding such plans. The Company may require that any 10b5-1 trading plan be made with a specific broker-dealer and using a plan document pre-approved by the Company (subject to specific trading instructions provided by the person). Notwithstanding any pre-clearance of a 10b5-1 trading plan, the Company assumes no liability for the consequences of any transaction made pursuant to such plan. Modifications of a 10b5-1 trading plan should generally be avoided and carefully considered, when necessary. Any modification requires pre-approval by the General Counsel. A modification in the amount, price, or timing of a trade is considered a termination and entry into a new plan that must comply with the requirements of Rule 10b5-1, including a new cooling-off period. Transactions effected pursuant to a pre-cleared 10b5-1 trading plan will not require further pre- clearance at the time of the transaction. Finally, if you are a Section 16 Person, 10b5-1 trading plans require special care. For Section 16 Persons, any 10b5-1 trading plan must require your broker to notify the Company before the close of business on the day after the execution of the transaction. See Section 8.0. 7.0 POTENTIAL CRIMINAL AND CIVIL LIABILITY AND/OR DISCIPLINARY ACTION Section 7.1 Individual Responsibility. Each Insider is individually responsible for complying with the securities laws and this Policy, regardless of whether the Company has prohibited trading by that Insider or any other Insiders. Trading in securities during the Window Periods and outside of any suspension periods should not be considered a “safe harbor”. We remind you that, whether or not during a Window Period, you may not trade securities on the basis of Material Non-Public Information. You should also bear in mind that any proceeding alleging improper trading will necessarily occur after the trade has been completed and is particularly susceptible to second-guessing with the benefit of hindsight. Therefore, as a practical matter, before engaging in any transaction you should carefully consider how enforcement authorities and others might view the transaction in hindsight. Further, whether or not you possess Material Non-Public Information, it is advisable that you invest in the Company’s securities from the perspective of a long-term investor who would like to participate over time in the Company’s earnings growth. Section 7.2 Controlling Persons. The securities laws provide that, in addition to sanctions against an individual who trades illegally, penalties may be assessed against what are known as

Page 12 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY “controlling persons” with respect to the violator. The term “controlling person” is not defined, but includes employers (i.e., the Company), its directors, officers and managerial and supervisory personnel. The concept is broader than what would normally be encompassed by a reporting chain. Individuals may be considered “controlling persons” with respect to any other individual whose behavior they have the power to influence. Liability can be imposed only if two conditions are met. First, it must be shown that the “controlling person” knew or recklessly disregarded the fact that a violation was likely. Second, it must be shown that the “controlling person” failed to take appropriate steps to prevent the violation from occurring. For this reason, the Company’s supervisory personnel are directed to take appropriate steps to ensure that those they supervise understand and comply with the requirements set forth in this Policy. Section 7.3 Potential Sanctions. (i) Liability for Insider Trading and Tipping. Insiders, controlling persons and the Company may be subject to civil penalties, criminal penalties and/or prison for trading in securities when they have Material Non-Public Information or for improper transactions by any person to whom they tipped Material Non-Public Information, or to whom they have made recommendations or expressed opinions on the basis of such information about trading securities. The SEC has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading. (ii) Possible Disciplinary Actions. Grocery Outlet Personnel who violate this Policy will be subject to disciplinary action, up to and including termination of employment for cause, whether or not the Grocery Outlet Personnel’s failure to comply results in a violation of law. Needless to say, a violation of law, or even an SEC investigation that does not result in prosecution, can tarnish one’s reputation and irreparably damage a career. Section 7.4 Questions and Violations. Anyone with questions concerning this Policy or its application should contact the General Counsel. Any violation or perceived violation should be reported immediately to the General Counsel. 8.0 BROKER REQUIREMENTS FOR SECTION 16 PERSONS The timely reporting of transactions requires tight interface with brokers handling transactions for our directors and Section 16 officers. A knowledgeable, alert broker can also serve as a gatekeeper, helping to ensure compliance with our pre-clearance procedures and Window Periods and helping prevent inadvertent violations. Therefore, in order to facilitate compliance with this Policy and timely compliance by the directors and Section 16 officers of the Company with the requirements of Section 16 of the Exchange Act, brokers of directors and Section 16 officers need to comply with the following requirements: • not to enter any order (except for orders under pre-approved Rule 10b5-1 plans) without first verifying with the Company that your transaction was

Page 13 of 13 Policy Rev. 8/24/2023 v5 SECURITIES TRADING POLICY pre-cleared and complying with the brokerage firm’s compliance procedures (e.g., Rule 144), and • to report before the close of business on the day after the execution of the transaction to the Company by telephone and in writing via e-mail to the General Counsel and any other persons designated in writing by the General Counsel to receive such reports, the complete (i.e., date, type of transaction, number of shares and price) details of every transaction involving the Company’s stock. Because it is the legal obligation of the trading person to cause Section 16 filings to be made, you are strongly encouraged to confirm following any transaction that your broker has immediately telephoned and e-mailed the required information to the Company. 9.0 CONFIDENTIALITY No Grocery Outlet Personnel should disclose any Non-Public Information to non-Grocery Outlet Personnel (including to family members or independent operators), except when such disclosure is needed to carry out the Company’s business and then only when the Grocery Outlet Personnel disclosing the information has no reason to believe that the recipient will misuse the information. When such information is disclosed, the recipient must be told that such information may be used only for the business purpose related to its disclosure and that the information must be held in confidence. Grocery Outlet Personnel should disclose Non-Public Information to other Grocery Outlet Personnel only in the ordinary course of business, for legitimate business purposes and in the absence of reasons to believe that the information will be misused or improperly disclosed by the recipient. Written information should be appropriately safeguarded and should not be left where it may be seen by persons not entitled to the information and Non-Public Information should not be discussed with any person within the Company under circumstances where it could be overheard. See Section 7.2. In addition to other circumstances where it may be applicable, this confidentiality requirement must be strictly adhered to in responding to inquiries about the Company by third parties, including by any investor or the press, securities analysts or other members of the financial community. It is important that responses to any such inquiries be made on behalf of the Company by a duly designated officer. Accordingly, Grocery Outlet Personnel should not respond to any such inquiries and should refer all such inquiries to Investor Relations. See Sections 3.4 and 3.5. 10.0 LEGAL EFFECT OF THIS POLICY The Company’s Policy with respect to insider trading and the disclosure of confidential information, and the procedures that implement this Policy, are not intended to serve as precise recitations of the legal prohibitions against insider trading and tipping which are highly complex, fact specific and evolving. Certain of the procedures are designed to prevent even the appearance of impropriety and in some respects may be more restrictive than the securities laws. Therefore, these procedures are not intended to serve as a basis for establishing civil or criminal liability that would not otherwise exist.